Exhibit 10.2

EXECUTION COPY

SECURITY AGREEMENT

Dated August 31, 2005

From

Cheniere LNG Holdings, LLC

to

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

as Collateral Agent

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T A B L E   O F   C O N T E N T S

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Schedules

Schedule I	-	Investment Property
Schedule II	-	Constituent Documents of Project Partners
Schedule III	-	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule IV	-	Accounts

Exhibit

Exhibit A	-	Form of Consent and Agreement

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SECURITY AGREEMENT

SECURITY AGREEMENT dated August 31, 2005 made by Cheniere LNG Holdings, LLC, a Delaware limited liability company (the “Borrower”), to Credit Suisse, Cayman Islands Branch, as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement (as hereinafter defined), the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

PRELIMINARY STATEMENTS.

(1) The Borrower has entered into a Credit Agreement dated as of August 31, 2005 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the Lenders and the Agents (each as defined therein).

(2) The Borrower is the owner of the shares of stock or other Equity Interests (the “Initial Pledged Equity”) described in Schedule I hereto and issued by the Persons named therein.

(3) The Borrower is the owner of Account No. GLA/111-565, Sub Account No. 467669 (the “Retained Excess Cash Flow Collateral Account”), with The Bank of New York.

(4) The Borrower is the owner of Account No. GLA/111-565, Sub Account No. 467670 (the “Debt Service Reserve Account”), with The Bank of New York.

(5) The Borrower is the owner of Account No. GLA/111-565, Sub Account No. 467668 (the “Capital Contribution Reserve Account”), with The Bank of New York.

(6) Pursuant to the Credit Agreement, the Borrower is entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Lender Parties a security interest in the Collateral (as hereinafter defined).

(7) Pursuant to the Crest Settlement Documents, the Borrower is prohibited from creating or allowing to be created any lien, security interest or other encumbrance on any of Borrower’s assets for borrowed money that is senior to or pari passu with the Obligations of the Borrower to Crest (excluding certain project financing arrangements); therefore, the parties hereto intend that the security interests granted herein in favor of the Collateral Agent is also for the benefit of Crest and the rights and interests of Crest with respect to the Collateral shall be senior to the rights and interests of the Secured Lender Parties, as provided herein.

(8) It is a condition precedent to the making of Advances by the Lenders under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time that the Borrower shall have granted the security interest contemplated by this Agreement.

(9) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9

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of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, if perfection or the effect of perfection or non perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non perfection or priority.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit Agreement and to induce the Hedge Banks to enter into Secured Hedge Agreements from time to time, the Borrower hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

Section 1. Grant of Security. The Borrower hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Borrower’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Borrower, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) all equipment in all of its forms, including, without limitation, all parts thereof and all accessions thereto;

(b) all inventory in all of its forms, including, without limitation, all accessions thereto and products thereof and documents therefore (the “Inventory”);

(c) all accounts, instruments (including, without limitation, promissory notes), deposit accounts, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit, surety and performance bonds and other contracts securing or otherwise relating to the foregoing property (any and all of the foregoing, to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables,” and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit, surety and performance bonds and other contracts, being the “Related Contracts”);

(d) the following (the “Security Collateral”):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;

(ii) all additional shares of stock and other Equity Interests from time to time acquired by the Borrower in any manner (such shares and other Equity

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Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto;

(iii) all indebtedness from time to time owed to the Borrower (such indebtedness, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

(iv) all securities accounts (each being a “Securities Account”), all security entitlements with respect to all financial assets from time to time credited to any Securities Account and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon or with respect thereto; and

(v) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which the Borrower has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;

(e) each of the agreements listed on Schedule II hereto and each Hedge Agreement to which the Borrower is now or may hereafter become a party, in each case, as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, all rights of the Borrower to (i) receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) receive any other proceeds any other amounts payable in respect thereof (whether payable by a third party or otherwise) and (iii) compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(f) the following (collectively, the “Account Collateral”):

(i) the Debt Service Reserve Account, the Capital Contribution Reserve Account, the Retained Excess Cash Flow Collateral Account and any other deposit accounts, now or hereafter existing (such deposit accounts, together

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with the Debt Service Reserve Account, the Capital Contribution Reserve Account and the Retained Excess Cash Flow Collateral Account, the “Pledged Deposit Accounts”), and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing any Pledged Deposit Account or any amounts in, or credited to, any such Pledged Deposit Accounts;

(ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of the Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(g) all books and records (including, without limitation, credit files, printouts and other computer output materials and records) of the Borrower pertaining to any of the Collateral; and

(h) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (g) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.

Section 2. Security for Obligations. This Agreement secures the payment of (i) all Obligations of the Borrower and each other Loan Party now or hereafter existing under the Loan Documents and the Secured Hedge Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Loan Obligations”) and (ii) all of Borrower’s obligations, if any, to pay the Crest Royalty (the “Secured Crest Obligations” and collectively with the Secured Loan Obligations the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures, the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Borrower to any Secured Party under the Loan Documents or in respect of the Secured Crest Obligations but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

Section 3. Borrower Remains Liable. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the contracts and agreements included in the Borrower’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the

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exercise by the Collateral Agent of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Security Collateral. (a) The Borrower will not open or maintain any Securities Account without the prior consent of the Collateral Agent. The Borrower will maintain all Securities Accounts only with the financial institution acting as Collateral Agent hereunder or with an Affiliate of the Collateral Agent or with a financial institution that has duly executed and delivered a Securities Account Control Agreement or Securities/Deposit Account Control Agreement (each as hereinafter defined). With respect to any Securities Account and any Security Collateral that constitutes a security entitlement as to which the financial institution acting as Collateral Agent hereunder is not the securities intermediary, the Borrower will cause the securities intermediary with respect to such Securities Account or security entitlement to agree with the Borrower and the Collateral Agent that such securities intermediary will comply with entitlement orders originated by the Collateral Agent without further consent of the Borrower, such agreement to be in form and substance satisfactory to the Collateral Agent (a “Securities Account Control Agreement” or “Securities/Deposit Account Control Agreement,” respectively).

(b) The Collateral Agent shall have the right, at any time in its discretion and without notice to the Borrower, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 11(a). In addition, the Collateral Agent shall have the right at any time to convert Security Collateral consisting of financial assets credited to any Securities Account to Security Collateral consisting of financial assets held directly by the Collateral Agent, and to convert Security Collateral consisting of financial assets held directly by the Collateral Agent to Security Collateral consisting of financial assets credited to the Securities Account or cash or Cash Equivalents deposited, in, or credited to, the Cash Collateral Account. The Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

(c) Upon the request of the Collateral Agent, the Borrower will notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.

Section 5. Account Collateral. The Borrower will not open or maintain any deposit account, other than the Debt Service Reserve Account, the Capital Contribution Reserve Account and, the Retained Excess Cash Flow Cash Collateral Account, except for the Operating Expense Account expressly permitted by Section 5.01(l) of the Credit Agreement without the prior consent of the Collateral Agent. The Borrower will maintain all deposit accounts (other than the Operating Expense Account), which shall be Pledged Deposit Accounts, only with the financial institution acting as Collateral Agent hereunder or with an Affiliate of the Collateral Agent or with a financial institution that has duly executed and delivered a Deposit Account

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Control Agreement (as hereinafter defined). With respect to any deposit account as to which the financial institution acting as Collateral Agent hereunder is not the bank (other than the Operating Expense Account), the Borrower will cause such bank to agree with the Borrower and the Collateral Agent that such bank will comply with instructions originated by the Collateral Agent directing the disposition of funds in such deposit account without the further consent of the Borrower, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent (a “Deposit Account Control Agreement”).

Section 6. Investments of Amounts in the Pledged Deposit Accounts. The Collateral Agent will, subject to the provisions of Sections 5, 7 and 17, from time to time (a) invest, or direct the applicable bank to invest, amounts deposited in, received with respect to, any Pledged Deposit Account in such Cash Equivalents credited to such Pledged Deposit Account as the Borrower may select, and (b) reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case, in other Cash Equivalents credited in the same manner. Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in such Pledged Deposit Account. The Collateral Agent shall have the right at any time to exchange, or direct the applicable bank to exchange, such Cash Equivalents for similar Cash Equivalents of smaller or larger determinations, or for other Cash Equivalents, credited to the applicable Pledged Deposit Account. In addition, if the Collateral Agent determines that amount of cash (in immediately available funds) held in the Debt Service Reserve Account or the Capital Contribution Reserve Account, as the case may be, is insufficient to make any payments required to be made therefrom under Section 7, then the Collateral Agent may sell or otherwise dispose of any Cash Equivalents for cash to be deposited into such Debt Service Reserve Account or Capital Contribution Reserve Account, as the case may be.

Section 7. Release of Amounts in Pledged Deposit Accounts. (a) Debt Service Reserve Account. In connection with any Debt Service payment or any other amounts then required or permitted to be paid under Section 2.03, 2.04, 2.05 or 2.06 of the Credit Agreement or under any other provision of the Loan Documents, the Collateral Agent will pay and release or cause to be paid and released to the Administrative Agent from available cash deposited or held in the Debt Service Reserve Account the amount specified by the Administrative Agent for such Debt Service or such other payment at such time and to the account, or as otherwise directed by the Administrative Agent, for application to such Debt Service payment or other payments. Upon the request of the Borrower, the Collateral Agent may release or cause to be released to the Borrower, or otherwise transfer or cause to be transferred as instructed by the Borrower, from available cash deposited or held in the Debt Service Reserve Account, (i) to the extent that the Crest Royalty or any portion thereof for any year becomes due and payable after the expiration of all applicable cure and grace periods and has not been paid by any other Person prior to the expiration of all applicable cure and grace periods and the Borrower is required to pay such past due Crest Royalty or portion thereof (the “Borrower’s Past Due Crest Royalty Amount”), an amount equal to the Borrower’s Past Due Crest Royalty Amount, and (ii) so long as no Default under Section 6.01(a) or (f) or any Event of Default shall have occurred and be continuing, or would result therefrom, amounts to be deposited in the Operating Expense Account in an aggregate amount not to exceed (A) $2,000,000 from the Effective Date to the first Qualified Fiscal Quarter and (B) $1,000,000 from the first Qualified Fiscal Quarter to August 30, 2012. In addition, if any Default under Section 6.01(a) or (f) of the Credit Agreement or any Event of Default shall have occurred and be continuing, the Collateral Agent will pay and release or cause

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to be paid and released to the Administrative Agent such amounts from the Debt Service Reserve Account as may be specified by the Administrative Agent at any time, and from time to time, at such times and to such accounts, or as otherwise directed by the Administrative Agent, for application to the Obligations under the Loan Documents.

(b) Capital Contribution Reserve Account. So long as no Default under Section 6.01(a) or (f) of the Credit Agreement and no Event of Default shall have occurred and be continuing, upon three Business Days’ prior written notice to the Administrative Agent and the Collateral Agent, the Collateral Agent will pay from available cash deposited or held in the Capital Contribution Reserve Account directly to any Project Parent for Investment in any Project Party or pay directly to any Project Party on behalf of a Project Parent the amount specified by the Borrower at such time and to such account as directed by the Borrower for application by such Project Party to the Development of its Project; provided, that if such Investment is to satisfy a Capital Contribution Requirement in respect of the Sabine Pass Project, such amount may be paid from the Capital Contribution Reserve Account so long as (i) such Investment is actually made and satisfies such Capital Contribution Requirement, and (ii) no Default under Section 6.01 (f) or any Event of Default (other than an Event of Default under Section 6.01(b), (d) or (l)) shall have occurred and be continuing, or would result therefrom. In addition, if any Default under Section 6.01(a) or (f) of the Credit Agreement or any Event of Default shall have occurred and be continuing, the Collateral Agent will pay and release or cause to be paid and released to the Administrative Agent such amounts from the Capital Contribution Reserve Account as may be specified by the Administrative Agent at any time, and from time to time, at such times and to such accounts, or as otherwise directed by the Administrative Agent, for application to the Obligations under the Loan Documents.

(c) Retained Excess Cash Flow Collateral Account. So long as no Default under Section 6.01(a) or (f) of the Credit Agreement or Event of Default shall have occurred and be continuing, amounts deposited or held in the Retained Excess Cash Flow Collateral Account may be paid and released to the Borrower or as otherwise directed by the Borrower, in each case, for application of such amounts as are required to be used (or if not specifically required to be used in a specified manner, permitted to be used) for Investments in accordance with the Credit Agreement or to make payments with respect to the Loan Documents. In addition, if any Default under Section 6.01(a) or (f) of the Credit Agreement or any Event of Default shall have occurred and be continuing, the Collateral Agent will pay and release or cause to be paid and released to the Administrative Agent such amounts from the Retained Excess Cash Flow Collateral Account as may be specified by the Administrative Agent at any time, and from time to time, at such times and to such accounts, or as otherwise directed by the Administrative Agent, for application to the Obligations under the Loan Documents.

Section 8. Representations and Warranties. The Borrower represents and warrants as follows:

(a) The Borrower’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule III hereto. The Borrower has no trade names other than as listed on Schedule III hereto. The Borrower was formed on August 16, 2005 and has not had any other name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule III.

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(b) The Borrower is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing the Borrower or any trade name of the Borrower as debtor is on file in any recording office, except (i) such as may have been filed in favor of the Collateral Agent relating to the Loan Documents, (ii) as may have been filed in favor of Collateral Agent or Crest relating to the Secured Crest Obligations or (iii) as otherwise permitted under the Credit Agreement.

(c) The Pledged Equity pledged by the Borrower hereunder has been duly authorized and validly issued and is fully paid and non assessable.

(d) The Initial Pledged Equity pledged by the Borrower constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule I hereto. Schedule I hereto sets forth all Pledged Debt all of the outstanding indebtedness owed to the Borrower, including the issuers thereof and the outstanding principal amount thereof.

(e) The Borrower has no investment property, other than the investment property listed on Schedule I hereto.

(f) The Assigned Agreements to which the Borrower is a party, true and complete copies of which (other than the Hedge Agreements) have been furnished to the Collateral Agent, have been duly authorized, executed and delivered by all parties thereto, have not been amended, amended and restated, supplemented or otherwise modified, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms. Each party to the Assigned Agreements listed on Schedule II hereto other than the Borrower has executed and delivered to the Borrower and the Collateral Agent a consent, in substantially the form of Exhibit A hereto or otherwise in form and substance satisfactory to the Collateral Agent.

(g) The Borrower agrees, and has effectively so instructed each other party to each Assigned Agreement to which it is a party, that all payments due or to become due under or in connection with such Assigned Agreement will be made directly to the Debt Service Reserve Account.

(h) The Borrower has no accounts, other than the Debt Service Reserve Account, the Capital Contribution Reserve Account and the Retained Excess Cash Flow Collateral Account listed on Schedule IV hereto.

(i) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by the Borrower, securing the payment of the Secured Obligations; all filings and other actions (including, without limitation, actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-106 and 9-107 of the UCC) necessary to perfect the security interest in the Collateral granted by the Borrower have been duly made or taken and are in full force and effect; and such security interest is first priority other than as relating to letter of credit rights.

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(j) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by the Borrower of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by the Borrower, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, and the actions described in Section 4 with respect to the Security Collateral, which actions have been taken and are in full force and effect, or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

Section 9. Further Assurances. (a) The Borrower agrees that from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Collateral Agent may request, in order to perfect and protect any pledge or security interest granted or purported to be granted by the Borrower hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of the Borrower. Without limiting the generality of the foregoing, the Borrower will promptly with respect to Collateral of the Borrower: (i) if any such Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent; (ii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and preserve the security interest granted or purported to be granted by the Borrower hereunder; and (iii) deliver to the Collateral Agent evidence that all other actions that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by the Borrower under this Agreement has been taken.

(b) The Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of the Borrower, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. The Borrower ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c) The Borrower will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of the Borrower and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

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Section 10. Post-Closing Changes; Collections on Assigned Agreements, Receivables and Related Contracts. (a) The Borrower will not change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 8(a) of this Agreement without first giving at least 30 days’ prior written notice to the Collateral Agent and taking all action required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. The Borrower will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, and will permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from such records and other documents. If the Borrower does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

(b) All amounts and proceeds received by the Borrower and not required to be paid or deposited into the Debt Service Reserve Account or the Capital Contribution Reserve Account or permitted to be paid or deposited into the Retained Excess Cash Flow Collateral Account shall be promptly paid or deposited into the Retained Excess Cash Flow Collateral Account or shall be received in trust for the benefit of the Collateral Agent hereunder and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in the Retained Excess Cash Flow Collateral Account and may be released to the Borrower on the terms set forth in Section 7. The Borrower will not permit or consent to the subordination of its right to payment under any of the Assigned Agreements.

Section 11. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing, the Borrower shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of the Borrower or any part thereof for any purpose; provided however, that the Borrower will not exercise or refrain from exercising any such right if such action would have (i) a material adverse effect on the value of the Security Collateral or any part thereof or (ii) a Material Adverse Effect.

(b) So long as no Default under Section 6.01(a) or (f) and Event of Default shall have occurred and be continuing, to the extent permitted by the Credit Agreement, Borrower shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral, provided, however, that any and all (i) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral, (ii) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, and (iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith credited to, deposited or paid into the Debt Service Reserve and as may be more particularly required by the Credit Agreement, or delivered to the Collateral Agent for such application, and shall, if received by the Borrower, be received in trust for the benefit of the Collateral Agent, and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

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Section 12. As to the Assigned Agreements. The Borrower will at its expense (a) furnish to the Collateral Agent such information and reports regarding the Assigned Agreements and such other Collateral of the Borrower as the Collateral Agent may reasonably request and (b) upon request of the Collateral Agent, make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

Section 13. Transfers and Other Liens; Additional Shares. The Borrower agrees that it will (a) cause each issuer of any Pledged Equity by the Borrower not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to the Borrower, and (b) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities of each issuer of the Pledged Equity.

Section 14. Collateral Agent Appointed Attorney in Fact. The Borrower hereby irrevocably appoints the Collateral Agent the Borrower’s attorney in fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above, and

(c) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

The above appointment of Collateral Agent as Borrower’s attorney-in-fact shall be effective only during any period in which a Default or Event of Default shall be continuing.

Section 15. Collateral Agent May Perform. If the Borrower fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Borrower under Section 18.

Section 16. The Collateral Agent’s Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action

Cheniere Security Agreement

with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by the Borrower hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of the Borrower, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 17. Remedies. If (x) any Event of Default shall have occurred and be continuing or (y) a Crest shall have given the Collateral Agent a Crest Default Remedy Instruction:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by the Borrower where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to the Borrower in respect of such occupation; and (iv) exercise any and all rights and remedies of the Borrower under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of the Borrower to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with

Cheniere Security Agreement

respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. It shall be a condition precedent to any sale or transfer of the Collateral to any purchaser or transferee, that such purchaser or transferee enter into an assumption agreement substantially in the form of the assumption and adoption dated May 9, 2005 which is one of the Crest Settlement Documents unless, at the time of each such transfer, Cheniere or any of its direct or indirect affiliates, joint ventures, and subsidiaries that are involved in the LNG business have under contract at one or more LNG facilities it retains, the right and obligation to process and receive a tariff for processing at least one Bcf of gas per day, for a period of at least five years following such transfer of assets. To the extent any purchaser or transferee is required to enter into any such assumption agreement, it shall be assigned the benefits of the Crest Cheniere Indemnity.

(b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 18) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the following manner:

(i) first, if in connection with a Crest Default Remedy Instruction, paid to Crest for payment of the Borrower’s Past Due Crest Royalty Amount;

(ii) second, paid to the Agents for any amounts then owing to the Agents pursuant to Section 8.04 of the Credit Agreement or otherwise under the Loan Documents, ratably in accordance with the amounts then owing to the Agents; and

(iii) third, ratably paid to the Lenders and the Hedge Banks for any amounts then owing to them, in their capacities as such, under the Loan Documents and the Secured Hedge Agreements ratably in accordance with the amounts then owing to the Lenders and the Hedge Banks, provided that, for purposes of this Section 17, the amount owing to any Hedge Bank pursuant to any Secured Hedge Agreement to which it is a party (other than any amount theretofore accrued and unpaid) shall be deemed to be equal to the Agreement Value thereof.

Cheniere Security Agreement

Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

(c) All payments received by the Borrower under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(d) The Collateral Agent may, without notice to the Borrower except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

(e) Notwithstanding anything to the contrary, if the exercise of any remedies in respect of the Collateral is related to a Borrower’s Past Due Crest Royalty Amount or in connection with a Crest Default Remedy Instruction, recourse to the Collateral for the benefit of any Secured Parties shall be: first against the Retained Excess Cash Flow Collateral Account and all amounts therein, second, after no further amounts are available from the Retained Excess Cash Flow Collateral Account, the other Pledged Deposit Accounts and all amounts therein, third, after no further amounts are available from the Retained Excess Cash Flow Collateral Account and the other Pledged Deposit Accounts, all other Collateral other than the Pledged Equity and the Assigned Agreements, and last, thereafter, the Pledged Equity and the Assigned Agreements.

Section 18. Indemnity and Expenses. (a) The Borrower agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(b) The Borrower will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of the Borrower, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder, or (iv) the failure by the Borrower to perform or observe any of the provisions hereof.

Cheniere Security Agreement

Section 19. Amendments; Waivers; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 20. Notices, Etc. All notices and other communications provided for hereunder shall be either (i) in writing (including telecopier communication) and mailed, telecopied or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Borrower or the Collateral Agent, addressed to it at its address specified in the Credit Agreement; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telecopied, sent by electronic mail or otherwise, be effective when deposited in the mails, telecopied, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Collateral Agent shall not be effective until received by the Collateral Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Section 21. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Loan Obligations and (ii) the termination or expiration of all Secured Hedge Agreements, (b) be binding upon the Borrower, its successors and assigns, and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 8.07 of the Credit Agreement.

Section 22. Release; Termination. Upon the latest of (a) the payment in full in cash of the Secured Loan Obligations and (b) the termination or expiration of all Secured Hedge Agreements, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Borrower. Upon any such termination, the Collateral Agent will, at the applicable Borrower’s expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

Section 23. Subordination of Liens. The parties hereto intend that the security interests created under this Agreement in favor of the Collateral Agent to the extent for the

Cheniere Security Agreement

benefit of the Secured Lender Parties shall be effectively subordinate to the security interests created under this Agreement in favor of the Collateral Agent to the extent for the benefit of Crest, by virtue of Crest having prior rights and interests in the Collateral pursuant to the provisions of Section 17 hereof. By its acceptance of the benefits hereof, Crest acknowledges and agrees that the Liens created in favor of the Collateral Agent for the benefit of the Secured Lender Parties to secure the Secured Loan Obligations are permitted under the Crest Settlement Documents.

Section 24. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 25. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Cheniere Security Agreement

IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

CHENIERE LNG HOLDINGS, LLC
as Borrower

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

Cheniere Security Agreement

Schedule I to the

Security Agreement

INVESTMENT PROPERTY

Part I

Initial Pledged Shares

Issuer	Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares	Percentage of Outstanding Shares

Part II

Pledged Debt

Debt Issuer	Description of Debt	Debt Certificate No(s)	Final Maturity	Outstanding Principal Amount

Part III

Other Investment Property

Issuer	Name of Investment	Certificate No(s)	Amount	Other Identification

Cheniere Security Agreement

Schedule II to the

Security Agreement

ASSIGNED AGREEMENTS

Assigned Agreement1

[1]	Identify with all relevant available details, including parties, date and name of agreement as appear in the agreement itself.

Cheniere Security Agreement

Schedule III to the

Security Agreement

LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION,

JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

Borrower	Location	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.

Cheniere Security Agreement

Schedule IV to the

Security Agreement

ACCOUNTS

Cheniere Security Agreement

Exhibit A to the

Security Agreement

FORM OF CONSENT AND AGREEMENT

Cheniere Security Agreement